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                                                               EXHIBIT NO. 11(a)

                   ARMSTRONG HOLDINGS, INC. AND SUBSIDIARIES

                   COMPUTATION FOR BASIC EARNINGS PER SHARE
                        FOR THE YEARS ENDED DECEMBER 31
                (AMOUNTS IN MILLIONS EXCEPT FOR PER-SHARE DATA)

                                                                              2000              1999             1998
Basic earnings (loss) per share
-------------------------------
    Net earnings (loss)                                                           $ 12.2            $ 14.3          $ (9.3)
    Average number of common shares outstanding                                     40.2              39.9             39.8
                                                                                    ----              ----             ----
    Basic earnings (loss) per share                                               $ 0.30            $ 0.36          $(0.23)
                                                                                  ======            ======          =======